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                                                                    EXHIBIT 99.3

                                                               February 25, 1999

       [Letterhead of Merrill Lynch, Pierce, Fenner & Smith Incorporated]

                            Consent of Merrill Lynch
                            ------------------------

   We hereby consent to the use of our opinion letter dated February 2, 1999 to the Board of Directors of St. John Knits, Inc. ("St. John") and the Independent Committee thereof and the Board of Directors of St. John Knits International, Inc. ("St. John Knits International") and the Independent Committee thereof included as Appendix B to the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of SJKAcquisitions, Inc., a wholly owned subsidiary of St. John Knits International, with St. John and the proposed merger of Pearl Acquisition Corp., a wholly owned subsidiary of Vestar/Gray LLC, with St. John Knits International and to the references to such opinion in such Proxy Statement-Prospectus under the captions "SUMMARY--Opinions of Financial Advisors," "SPECIAL FACTORS--Background of the Merger," "SPECIAL FACTORS--Reasons for the Mergers; Recommendations to Shareholders" and "SPECIAL FACTORS--Fairness Opinions of Financial Advisors." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          /s/ Merrill Lynch, Pierce, Fenner &
                                                       Smith Inc.
                                             MERRILL LYNCH, PIERCE, FENNER &
                                                   SMITH INCORPORATED